Morgan Stanley Invesment Management Advised Funds*
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate
in which an Affiliate is a Member) (1)
October 1, 2001 - October 31, 2001
					PRICE					Amount
		PARTICIPATING	TRADE	PER		AMOUNT		PRCHSD	Of 	   %
UNDERWRITING	PORTFOLIO(s)	DATE	SHARE (2)	PURCHASED	FROM	Offer(000) UW



Raytheon Co	 Mid Cap Growth II	10/25/01	33.25	200	MS	29,000	0.001%
		 Mid Cap Growth Fund			33.25	100,800	MS		0.348%
		 Mid Cap Value				33.25	72,100	MS		0.249%

								173,100			0.597%


Anthem Inc	 MAC Equity		10/29/01	36.00	2,400	MS	28,600	0.008%
		 BalancedPortfolio			36.00	10,600	MS		0.037%
		 Mid Cap Growth Fund			36.00	71,500	MS		0.250%
		 Mid Cap Value				36.00	50,900	MS		0.178%
		 Small Cap Value			36.00	43,100	MS		0.151%
		 Value Portfolio			36.00	56,000	MS		0.196%
		 Equity Portfolio			36.00	15,400	MS		0.054%

								249,900			0.874%

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted